Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-197289 and 333-202544 on Form S-8, of our reports dated August 15, 2017, relating to the consolidated financial statements and financial statement schedule of iKang Healthcare Group, Inc., its subsidiaries, its variable interest entities(“VIEs”) and VIEs’ subsidiaries (collectively, the “Group”), and the effectiveness of the Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended March 31, 2017.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

August 15, 2017